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                                                       Exhibit 22

                           CERIDIAN CORPORATION

                               SUBSIDIARIES
                           AT DECEMBER 31, 1994


                                                  State or
                                             other Jurisdiction
       Name                                   of Incorporation

CD Plus S.A.                                        France
Ceridian Properties, Inc.                           Delaware
Computing Devices Canada Ltd.                       Canada
Computing Devices Company Limited (Hastings)        United Kingdom
  Computing Devices Hastings Limited                United Kingdom
  Computing Devices Eastborne Limited               United Kingdom
Computing Devices International Employment, Inc.    Delaware
Earth Energy Systems, Inc.                          New Jersey
Paragon Imaging, Inc.                               Florida
ScanAmerica, L.P. (Limited Partnership)             Delaware
Scarborough Research                                Delaware
Tesseract Corporation                               California
User Technology Services Inc.                       New York
VTC C-MOS Incorporated                              Delaware